Exhibit 10.1

FIRST AMENDMENT TO
SECURITIES PURCHASE AGREEMENT

THIS FIRST AMENDMENT TO SECURITIES PURCHASE AGREEMENT (the “Amendment”) is entered into as of July 16, 2013, by and among CrowdGather, Inc., (the “Company”), a Nevada corporation, and Peter Lee (the “Purchaser”). All capitalized terms used herein have the same meanings given to them in the Securities Purchase Agreement dated April 8, 2013 (the “Purchase Agreement”).

BACKGROUND

A.           The Company and the Purchaser entered into the Purchase Agreement on April 8, 2013.

B.           The Company and the Purchaser desire to amend the Purchase Agreement by entering into this Amendment.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.           Section 1.4(a) of the Purchase Agreement is hereby amended to read in its entirety as follows:

“(a) First Subsequent Closing.  Following the Initial Closing, the Purchaser shall purchase three hundred thousand (300,000) additional Preferred Shares and Warrants for an aggregate purchase price of Three Hundred Thousand Dollars ($300,000) (the “First Subsequent Closing”) on or before August 2, 2013 (the “First Subsequent Closing Date”), provided that written notice is delivered to the Company indicating the amount of Preferred Shares and Warrants to be purchased at least five (5) Business Days (as defined below) prior to the First Subsequent Closing Date; and provided further that in the event that the First Subsequent Closing does not occur on or before the First Subsequent Closing Date, the Company shall have the option to require the Purchaser to purchase from the Company all of the three hundred thousand (300,000) Preferred Shares and Warrants, with such option to be exercised upon delivery of a written notice to the Purchaser.  “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in the city of New York are authorized or required by law to remain closed.”

2.           Effects of Amendment. As of and after the date hereof, each reference in the Purchase Agreement to "this Purchase Agreement", "hereunder", "hereof", "herein", "hereby" or words of like import referring to the Purchase Agreement shall mean and be a reference to the Purchase Agreement as amended by this Amendment.  Except as and to the extent expressly amended by this Amendment, the Purchase Agreement remains in full force and effect in accordance with its terms.

3.           Counterparts. This Amendment may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other parties; provided that a facsimile or portable document format (“PDF”) signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile or PDF signature.
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[signature page follows]

IN WITNESS WHEREOF, the undersigned have caused their duly authorized officers to execute this Amendment as of the date first above written.

CROWDGATHER, INC.
By: /s/ Sanjay Sabnani Name: Sanjay Sabnani Title: President
PETER LEE
/s/ Peter Lee Peter Lee